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                                                                     EXHIBIT 11.


MICROSOFT CORPORATION
COMPUTATION OF EARNINGS PER SHARE
(In millions, except earnings per share) (Unaudited)
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
                                                              Three months ended
                                                                  September 30
                                                                 1994     1995
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
Weighted average number of common shares outstanding               581      589
Common stock equivalents from outstanding stock options             41       51
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Average common and common stock equivalents outstanding            622      640
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Net income                                                       $ 316    $ 499
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Earnings per share(1)                                            $0.51    $0.78
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

(1) Fully diluted earnings per share have not been presented because the effects are not material.


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